UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 508, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 2, 2023, 22nd Century Group, Inc. (the “Company”) executed a licensing agreement (“NCSU License Agreement”) with North Carolina State University (“NCSU”). Pursuant to the terms of the License Agreement, NCSU granted the Company exclusive rights to Patent Rights and Plant Materials (each as defined in the NCSU License Agreement) owned by NCSU which will allow the Company to develop and commercialize reduced nicotine content tobacco using the latest non-GMO technology.

During the term of the NCSU License Agreement, the Company will pay NCSU licensing fees, license maintenance fees, certain milestone payments due upon the achievement of certain performance goals, and sublicensing fees, if any. In addition, as partial consideration, the Company agreed to issue shares of our common stock, equal in value to $100,000, to NCSU (the “Stock Consideration”). The amount of shares issued will be calculated using the twenty-day average closing price of the Company’s common stock immediately preceding November 2, 2023. The issuance of these shares is subject to certain restrictions, representations, and conditions outlined in the NCSU License Agreement. In consideration for the exclusivity granted under the NCSU License Agreement, the Company agreed to pay ongoing royalty fees to NCSU in accordance with the NCSU License Agreement.

Unless earlier terminated, the rights granted to the Company under the NCSU License Agreement will continue on a country-by-country basis until the date of expiration of the last to expire of the Patent Rights and/or Plant Variety Rights (as defined in the NCSU License Agreement), or November 2, 2042 if no patents in the Patent Rights and/or Plant Variety Rights issue in the applicable country. Either party may terminate the NCSU License Agreement in the event of the other party’s material breach of the NCSU License Agreement, subject to certain notice and cure period requirements, or insolvency.

The foregoing summary of the NCSU License Agreement is subject to, and qualified in its entirety by, the NCSU License Agreement, which is attached hereto as Exhibit 10.1.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 with respect to the shares of common stock issuable by the Company to NCSU under the NCSU License Agreement is incorporated herein by reference.

The Stock Consideration was issued in a private placement and was exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof as a transaction not involving a public offering and/or Rule 506 of Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On November 7, 2023, the Company issued a press release regarding the NCSU License Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	License Agreement dated November 2, 2023.
99.1	Press Release dated November 7, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22ND CENTURY GROUP, INC.

/s/ Peter Ferola
Date:	November 8, 2023	Peter Ferola
Chief Legal Officer